UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LIQUIDMETAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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30452 Esperanza

Rancho Santa Margarita, California 92688

_________________________________

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 16, 2014

_________________________________

To the Stockholders of Liquidmetal Technologies, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Liquidmetal Technologies, Inc. (the “Company”), which will be held at the Company’s corporate headquarters, located at 30452 Esperanza, Rancho Santa Margarita, California 92688, on Thursday, October 16, 2014, at 9:00 a.m. local time, for the following purposes:

1.	To elect as directors the six nominees named in the accompanying proxy statement to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To approve the amendment of our 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares and to increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares;

3.	To hold an advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement;

4.	To ratify the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2014; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 29, 2014 will be entitled to vote at the annual meeting. Information relating to the matters to be considered and voted on at the annual meeting is set forth in the accompanying proxy statement. We are also enclosing with the accompanying proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

YOUR VOTE IS VERY IMPORTANT. Please read the proxy statement and vote your shares as soon as possible. Our board of directors unanimously recommends a vote “FOR” the election of each of the six nominees for director named in the accompanying proxy statement, “FOR” the approval of the amendment of our 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares and to increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares, “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2014.

If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet website. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.

By Order of the Board of Directors,
/s/ Thomas Steipp
President and Chief Executive Officer

September 3, 2014

30452 Esperanza

Rancho Santa Margarita, California 92688

_________________________________

PROXY STATEMENT FOR
2014 ANNUAL MEETING OF STOCKHOLDERS

_________________________________

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies, Inc. (“Liquidmetal,” the “Company,” “we,” “us” or “our”)  for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, located at 30452 Esperanza, Rancho Santa Margarita, California 92688, on Thursday, October 16, 2014, at 9:00 a.m. local time, and any adjournments or postponements of the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) is enclosed with this proxy statement.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On September 3, 2014, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who properly request paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be Held on October 16, 2014:

This proxy statement and our 2013 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

You can also find this proxy statement and our 2013 Annual Report on the Internet through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2013 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the “Commission” or the “SEC”) without charge as provided in the Notice or upon written request to Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California 92688. We will provide the 2013 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.

Certain documents referenced in this proxy statement are available on our website at www.liquidmetal.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting Your Shares and Revocation of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.

The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on October 15, 2014. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important.  You should submit your proxy even if you plan to attend the Annual Meeting.

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.

A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Liquidmetal Technologies, Inc., Attention: Corporate Secretary, 30452 Esperanza, Rancho Santa Margarita, California 92688. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

If a proxy card does not specify how the proxy is to be voted, the shares represented by the proxy will be voted “FOR” the election of each of the six nominees for director named in the accompanying proxy statement, “FOR” the approval of the amendment of our 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares and to increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares, “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2014.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. Our board of directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

Attendance at the Annual Meeting

Only our stockholders as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, bank or other nominee, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our stock as of the record date as acceptable proof of ownership. You must also contact your broker, bank or other nominee and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker, bank or other nominee.

Stockholders Entitled to Vote and Number of Votes

The record date for the Annual Meeting is August 29, 2014. Only stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  As of the record date, there were 464,362,819 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Each share of common stock is entitled to one vote on all proposals at the Annual Meeting.

Quorum and Votes Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. Our bylaws provide that the holders of a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting must be present or represented by proxy in order to constitute a quorum for the transaction of any business. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, such shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Only the ratification of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal 1 – Election of Directors. Pursuant to our bylaws and Delaware law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election. Accordingly, the six nominees receiving the highest number of affirmative votes of the shares of common stock present or represented by proxy at the Annual Meeting will be elected. Neither broker non-votes nor abstentions will be included in the tabulation of the voting results for this proposal.

Proposal 2 – Approval of the Amendment of Our 2012 Equity Incentive Plan. Approval of the amendment of our 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares and to increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter.  Abstentions will have the same effect as votes against this proposal, but broker non-votes will have no effect on the voting results for this proposal.

Proposal 3 – Advisory Vote on Compensation of Named Executive Officers. Approval (on a non-binding, advisory basis) of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against this proposal, but broker non-votes will have no effect on the voting results for this proposal.

Because this vote is advisory, the results of the vote are not binding on our board of directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our board of directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns.

Proposal 4 - Ratification of Accountants. Ratification of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2014 will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against this proposal. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Other Matters. In order to be approved, any other matter to properly come before the Annual Meeting will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Solicitation of Proxies

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.  Proxies solicited by this proxy statement will be returned to our Secretary and will be tabulated by an inspector of elections designated by our board of directors who will not be employed by us.

We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors.  Proxies also may be solicited by personal interview or by telephone by our directors, officers, and other employees without additional compensation.  We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares held of record to the beneficial owners of such shares.  We will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected, each to serve a one-year term expiring at the 2015 annual meeting of stockholders and until his successor is elected and qualified.

Our board of directors has nominated for election Thomas Steipp, Scott Gillis, Abdi Mahamedi, Ricardo Salas, Bob Howard-Anderson, and Richard Sevcik. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

For each person nominated to become a director there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies for which he serves, or has during the past five years served, as a director, and his age and length of service as one of our directors. In addition, for each person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion (by our board of directors) that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Name	Age	Principal Occupation and Other Information
Thomas Steipp	64

Thomas Steipp was elected by our board of directors to serve as our President and Chief Executive Officer in August 2010 and was also elected to our board of directors in August 2010. Mr. Steipp previously served in various roles at Symmetricom, Inc., a publicly traded provider of products for communications infrastructure and systems. Mr. Steipp served as Symmetricom’s Chief Executive Officer from December 1998 to June 2009, Chief Financial Officer from December 1998 to October 1999, and President and Chief Operating Officer of Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998. Mr. Steipp also served on Symmetricom’s board of directors from 1998 to 2009. During his employment with Symmetricom, Mr. Steipp worked to transform the company from a technology holding company into a telecommunications hardware focused company, served as the company’s spokesman in working with investors, implemented a new business model, worked to reduce operating expenses, and led acquisition activities. Mr. Steipp has also served on the board of directors of Alpha and Omega Semiconductors Limited, a publicly traded designer, developer and global supplier of a broad range of power semiconductors, since November 2006. Mr. Steipp received his B.S. in electrical engineering from the Air Force Academy and M.S. in industrial administration from Purdue University. Our board of directors believes that Mr. Steipp’s experience and background make him a qualified and valuable member of our board of directors. In particular, Mr. Steipp’s experience and background in working with publicly traded, technology-based industrial products companies, recruiting executives, working with investors, implementing new business models, and leading acquisition activities make him a valuable resource for our company.

Scott Gillis	60

Scott Gillis was elected to our board of directors in August 2011 and has served as the Chairman of our Audit Committee and as a member of our Compensation Committee and our Corporate Governance and Nominating Committee since that time. Mr. Gillis recently retired, after serving AIG for 28 years, as a financial executive and business unit CFO. Before retiring from AIG, Mr. Gillis served AIG's Life & Retirement business, SunAmerica Financial Group, as Senior Vice President of Finance, as Treasurer, and as CFO of SunAmerica's retirement services businesses. He has served many years on the boards of a number of SunAmerica companies, including SunAmerica Life Insurance Company, SunAmerica Annuity and Life Assurance Company, First SunAmerica Life Insurance Company, Variable Annuity Life Insurance Company, AIG Advisor Group Inc., SunAmerica Affordable Housing Partners Inc., SunAmerica Investments Inc., SunAmerica Capital Services Inc. and Western National Life Insurance Company. Mr. Gillis began his career at SunAmerica as Director of Audit. From 1989 to 1995, he served as Vice President and Controller of the SunAmerica Life Companies. He was promoted to Senior Vice President and Controller in 1996, elected a director in 2000, and then CFO in 2003. He was elected Vice President of SunAmerica Inc. in 1998, made Controller in 2000, promoted to Senior Vice President in 2001 and named CFO in 2004. In 2011, he was named a Senior Vice President of SunAmerica Financial Group. Our board of directors believes that Mr. Gillis’ experience and background make him a qualified and valuable member of our board of directors. In particular, Mr. Gillis’ background working in multi-million dollar companies in the financial industry and experience in the financial sector make him a valuable resource for our company. In addition, our board of directors believes that his 38 years of experience with financial reporting and financial statements, and two decades of experience with SEC filings and financial statements make him a valuable member of the Audit Committee of our board of directors.

Abdi Mahamedi	51

Abdi Mahamedi has served as a director since May 2009 and became Chairman of our board of directors in March 2010. Since 1987, Mr. Mahamedi has served as the President and Chief Executive Officer of Carlyle Development Group of Companies (“CDG”), which develops and manages residential and commercial properties in the United States on behalf of investors worldwide. At CDG, Mr. Mahamedi evaluates and supervises all of the investment activities and management personnel. Prior to joining CDG, Mr. Mahamedi founded Emanuel Land Company, a subsidiary of Emanuel & Company, a Wall Street investment banking firm, and served as a managing director for Emanuel Land Company from 1986 to 1987. In 1983, Mr. Mahamedi received his B.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania, and in 1984 he received his M.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania. Our board of directors believes that Mr. Mahamedi’s experience and background make him a qualified and valuable member of our board of directors. In particular, his knowledge in working with global investment companies and leading acquisition activities makes him a valuable resource for our company.

Ricardo Salas	50

Ricardo Salas began serving as our Executive Vice President in December 2008 and began serving on our board of directors in October 2010. He previously served as our Chief Executive Officer and President from December 2005 through October 2006 and from October 2006 to December 2008, he served as an independent consultant to the Company. Mr. Salas also served on our board of directors from April 1995 to May 2003. From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry. He served as a director of CyberDefender Corporation which provides Internet security technology and remote PC repair services to the consumer and small business market, and MED3000 Group, Inc., a national provider of healthcare management and technology services. He also served as a director of VillageEDOCS, a technology company providing software-as-a-service to financial services, healthcare and various other industries. Mr. Salas received a B.A. degree in Economics from Harvard College in 1986. Our board of directors believes that Mr. Salas’s experience and background make him a qualified and valuable member of our board of directors. In addition to Mr. Salas’s prior experience as our director and executive officer, he has extensive knowledge working with technology-based companies. His background working with investors, leading acquisition activities and negotiating transactions make him a valuable resource for our company.

Bob Howard-Anderson	57

Bob Howard-Anderson began serving on our board of directors in February 2013. Since November 2013, Mr. Howard-Anderson has served as Chief Executive Officer of Fulham Co., Inc., a global supplier of industrial and residential lighting solutions. Since 2002, Mr. Howard-Anderson served as President and CEO of Occam Networks, a leading provider of broadband access solutions, until its acquisition by Calix Inc. in February 2011. Previously, Mr. Howard-Anderson served as Vice President of Product Operations at Procket Networks from 2000 to 2002, where he was responsible for R&D, product management and manufacturing operations. Prior to that, Mr. Howard-Anderson was Vice President of Engineering for Sun Microsystems Inc., responsible for developing and introducing a broad portfolio of products. Prior to Sun Microsystems, he served as Vice President of Engineering at First Pacific Networks as well as Network Equipment Technology. He also held management positions at Bolt Baranek and Newman (BBN) and Octocom Inc. Mr. Howard-Anderson holds a BS in Electrical Engineering and Physics from Tufts University. Our board of directors believes that Mr. Howard-Anderson’s experience and background make him a qualified and valuable member of our board of directors. In particular, his more than 30 years of experience in the data and telecommunication equipment industries managing large R&D and product development initiatives, as well as his experience managing startup companies to profitability make him a valuable member of our board of directors.

Richard Sevcik	66

Mr. Sevcik began serving on our board of directors in May 2013. Mr. Sevcik currently serves as President of Sevcik Consulting, which he founded in 2006 and which provides consulting services to companies that provide semiconductor products and tools to their customers for consumer-oriented products such as smart phones, tablets, digital cameras and eBooks. Since 2010, Mr. Sevcik has also served on the board of directors of Alpha and Omega Semiconductor Limited, a publicly traded designer, developer and global supplier of a broad range of power semiconductors. Mr. Sevcik previously served on the board of directors of SiliconBlue Technologies from 2008 until its acquisition by Lattice Semiconductor in 2011. Mr. Sevcik received his B.S. in engineering physics from the University of Illinois and M.S. in electrical engineering from Northwestern University. Our board of directors believes that Mr. Sevcik’s extensive directorial, management and governance experiences and his understanding of the business operation and reporting of publicly traded technology companies, as well as his background in electrical engineering, bring significant management expertise, scientific knowledge and appropriate perspective to our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE “FOR” THE NOMINEES.

BOARD OF DIRECTORS

Board Meetings and Director Independence

During 2013, our board of directors held 16 meetings. All directors attended at least 75% of the meetings of the board of directors and the committees on which they served during 2013. In addition, the independent directors met in executive session periodically in 2013.

We have not established a policy with regard to the attendance of board members at annual stockholder meetings. None of our directors attended our 2013 annual stockholder meeting.

Our board of directors presently has six members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL 1—ELECTION OF DIRECTORS.” Our board of directors has determined that three of its current members, Mr. Gillis, Mr. Howard-Anderson, and Mr. Sevcik, are “independent directors” as defined under the rules of The NASDAQ Stock Market, Inc. In addition, prior to his resignation in February 2014, our board of directors determined that Mark Hansen was an “independent director” as defined under the rules of The NASDAQ Stock Market, Inc.

Board Committees

The board of directors has established the following standing committees whose responsibilities are summarized as follows:

Compensation Committee. Mr. Sevcik serves as chairman of the Compensation Committee, and Mr. Gillis and Mr. Howard-Anderson serve as the other members of the Compensation Committee. Our board of directors has determined that each of Mr. Sevcik, Mr. Gillis and Mr. Howard-Anderson is an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc. applicable to members of a compensation committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits. The Compensation Committee also administers our equity incentive plans.

During 2013, the Compensation Committee held 4 meetings. The Compensation Committee is governed by a written charter approved by the board of directors. A copy of the Compensation Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

Corporate Governance and Nominating Committee. Mr. Sevcik serves as chairman of the Corporate Governance and Nominating Committee, and Mr. Gillis and Mr. Howard-Anderson serve as the other members of the Corporate Governance and Nominating Committee (the “Governance Committee”). Our board of directors has determined that each of Mr. Sevcik, Mr. Gillis and Mr. Howard-Anderson is an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc. The Governance Committee is generally responsible for recommending to our full board of directors policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the board and our management in effectively and efficiently promoting the best interests of our stockholders. The Governance Committee is also responsible for selecting and recommending for approval by our board of directors and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairmen, subject to board ratification, as well as recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

The Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;

•	developing and maintaining our codes of conduct and ethics;

•	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers;

•	evaluating the performance of our board, its committees, and committee chairmen and our directors; and

•

selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur from time to time.

During 2013, the Governance Committee held 3 meetings. The Governance Committee is governed by a written charter approved by our board of directors. A copy of the Governance Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

In identifying potential independent board candidates with significant senior-level professional experience, the Governance Committee solicits candidates from the board, senior management and others and may engage a search firm in the process. The Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the board of directors and the lead director if one has been appointed.

In general, in considering whether to recommend any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, the Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our board of directors. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Governance Committee at the following address: Liquidmetal Technologies, Inc., Attention: Investor Relations, 30452 Esperanza, Rancho Santa Margarita, California 92688. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Gillis serves as the chairman, and Mr. Sevcik and Mr. Howard-Anderson serve as the other members of, the Audit Committee. Our board of directors has determined that Mr. Gillis, Mr. Sevcik, and Mr. Howard-Anderson are all “independent directors” as defined by the rules of The NASDAQ Stock Market, Inc. applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, Mr. Gillis is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by the rules of The NASDAQ Stock Market, Inc. The Audit Committee is appointed by our board of directors to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors.

The Audit Committee’s principal functions include:

•

reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•

reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•	recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

•	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•	reviewing significant reports to management prepared by our internal auditing department and management’s responses;

•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•

reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During 2013, the Audit Committee met 6 times. The Audit Committee is governed by a written charter approved by our board of directors. A copy of the Audit Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

Code of Ethics

Our board of directors has adopted a written Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.liquidmetal.com, in the “Investors” section of the website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers.

Leadership and Risk Oversight

Our board of directors has determined that having a separate Chairman of the Board and Chief Executive Officer is in the best interest of our stockholders at this time. This structure promotes active participation of non-employee directors in setting agendas and establishing priorities for our board of directors. While our board of directors believes its current leadership structure is appropriate at this time, it may determine in the future that the positions of Chief Executive Officer and Chairman of the Board should be held by the same individual.

Our board of directors as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by our full board of directors and by individual committees that are tasked by our board of directors with oversight of specific risks. The Audit Committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The Compensation Committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis our board of directors receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. Our board of directors also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.

Communications with Board of Directors

Stockholders may communicate with the full board or individual directors by submitting such communications in writing to Liquidmetal Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 30452 Esperanza, Rancho Santa Margarita, California 92688. Such communications will be delivered directly to the board (or to the individual director(s)).

PROPOSAL 2—AMENDMENT OF OUR 2012 EQUITY INCENTIVE PLAN

We are asking you to approve the amendment of our 2012 Equity Incentive Plan (the “2012 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2012 Plan by 30,000,000 shares (from 30,000,000 shares to 60,000,000 shares) and to increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares (from 30,000,000 shares to 60,000,000 shares) (the “Amendment”).

On August 7, 2014, at the recommendation of the Compensation Committee, our board of directors adopted the Amendment, subject to the approval of our stockholders.

Our board of directors recommends that you approve the Amendment so that we can continue to grant equity awards which are a valuable tool to help attract and retain our employees, non-employee directors, and consultants, more closely align their interests with our stockholders, and motivate award recipients to increase stockholder value by contributing to the long-term growth and success of our Company.

The Compensation Committee and our board of directors carefully manage the equity awards and share usage under the 2012 Plan. The proposed Amendment is intended to provide our Company with a moderate pool to fund equity awards, which we believe are in line with competitive practices and further stockholder interests. As of August 22, 2014, 2,319,586 shares are available for future grants under the 2012 Plan. Assuming stockholder approval of the Amendment, based on shares available as of August 22, 2014, 32,319,586 shares will be available for future grants under the 2012 Plan.

As of August 22, 2014, there were 26,310,400 shares subject to outstanding options under the 2012 Plan. The market value of one share of our common stock as of the close of the market on August 22, 2014 was $0.24.

The following table sets forth information regarding our outstanding equity awards as of August 22, 2014 under our existing equity compensation plans, including our 2012 Plan, as well as shares of our common stock that may be issued upon the exercise of outstanding options under our terminated equity compensation plans. We collectively refer to all of the foregoing plans as our Equity Compensation Plans. No warrants are outstanding under any of our Equity Compensation Plans.

	Number	Weighted Average Exercise Price	Weighted Average Remaining Term

Outstanding Stock Options	28,090,400	0.21	8.685
Shares Available for Grant Under 2012 Plan	2,319,586
Shares of Common Stock Outstanding	464,362,819

The principal features of the 2012 Plan are described in summary form below and a copy of the Amendment to the 2012 Plan is included as Appendix A to this proxy statement. The summary below is qualified in its entirety by reference to the 2012 Plan and the Amendment included as Appendix A to this proxy statement. If this Proposal 2 is not approved by our stockholders, the Amendment will not become effective, but the 2012 Plan will remain in effect in accordance with its present terms.

Section 162(m)

The Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (the “Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Generally, compensation attributable to stock options and stock appreciation rights is deemed to satisfy the “qualified performance-based compensation” requirement if:

●	the grant is made by a committee of directors that meets certain criteria;

●

the stockholder-approved plan under which the award is granted states a maximum number of shares with respect to which options or rights may be granted to any individual during a specified period of time; and

●	the amount of compensation the individual could receive under the award is based solely on the increase in the value of the shares after the date of grant.

The 2012 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt “performance-based” compensation under the 2012 Plan. We believe that awards intended and structured as such by the Compensation Committee will meet the requirements for “performance-based” compensation under Section 162(m), and that the amount of ordinary income to the participant with respect to such awards generally will be allowed as a deduction to us for federal income tax purposes. Other awards that may be subject to the attainment of performance measures but that do not meet the requirements of Section 162(m) will not qualify as “performance-based” compensation and, in such event, would be subject to Section 162(m)’s deduction restrictions.

Prior Grants Under the 2012 Plan

Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2012 Plan. The following table sets forth information with respect to equity awards previously granted under the 2012 Plan as of August 22, 2014:

Number of Stock Options Granted Under the 2012 Plan

Thomas Steipp	8,127,000
Tony Chung	1,953,000
Ricardo Salas	2,000,000
Bruce Bromage	3,409,000
All executive officers as a group	15,489,000
All non-employee directors as a group	1,787,414
All employees as a group (excluding executive officers)	10,404,000

2012 Plan Highlights

The 2012 Plan authorizes our board of directors and the Compensation Committee to grant equity-based compensation awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and other awards for the purpose of providing our directors, officers and other employees incentives and rewards for performance. Some of the key features of the 2012 Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the 2012 Plan,” in the 2012 Plan itself (a copy of which has been filed with the SEC), and, as applicable, in the Amendment attached hereto as Appendix A.

Administration. The 2012 Plan will be administered by the Compensation Committee under delegated authority from our board of directors. Our board of directors or Compensation Committee may delegate its authority under the 2012 Plan to a subcommittee. The Compensation Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, administrative duties, and the Compensation Committee may also delegate powers to one or more of our officers do one or both of the following (subject to certain limitations described in the 2012 Plan):

●	designate employees to receive awards under the 2012 Plan; and

●	determine the size of any such awards.

Plan Limits. Total awards under the 2012 Plan are currently limited to 30,000,000 shares of common stock (however, this limit will be increased to 60,000,000 shares of common stock if this Proposal 2 is approved by the stockholders) plus the number of shares of common stock subject to awards under the 2002 Equity Incentive Plan and the 2002 Non-Employee Director Stock Option Plan (collectively, the “2002 Plans”) that have expired, were forfeited or were cancelled after the adoption of the 2012 Plan. The 2012 Plan also provides that:

●

the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options (“ISOs”) will not exceed 30,000,000 shares of common stock (however, if this Proposal 2 is approved by the stockholders, this limit will be increased to 60,000,000 shares of common stock);

●

the aggregate number of shares of common stock issued as restricted stock, RSUs, performance shares, performance units and other awards under the 2012 Plan (after taking into account any forfeitures and cancellations) will not exceed 10,000,000 shares of common stock;

●	no participant will be granted stock options or SARs, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year;

●

no participant will be granted stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year; and

●

no participant in any calendar year will receive an award of performance units that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, or other awards payable in cash, having an aggregate maximum value in excess of $2,000,000.

No Liberal Recycling Provisions. The 2012 Plan provides that only shares with respect to awards granted under the 2012 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the 2012 Plan. The following shares will not be added back to the aggregate 2012 Plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the 2012 Plan.

No Repricing. Repricing of options and SARs is prohibited without stockholder approval under the 2012 Plan.

Other Features.

●	The 2012 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our shares of common stock on the date of grant; and

●	The 2012 Plan is designed to allow awards made under the 2012 Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Summary of the 2012 Plan

The following summary of the material provisions of the 2012 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2012 Plan (a copy of which has been filed with the SEC) and, as applicable, the Amendment attached hereto as Appendix A.

Shares Available Under the 2012 Plan. Subject to adjustment as provided in the 2012 Plan, the number of shares of common stock that may be issued or transferred

●	upon the exercise of stock options or SARs,

●	as restricted stock and released from substantial risks of forfeiture,

●	in payment of RSUs,

●	in payment of performance shares or performance units that have been earned,

●	as awards to non-employee directors,

●	as other awards, or

●	in payment of dividend equivalents paid for awards made under the 2012 Plan will not exceed in the aggregate 30,000,000 shares of common stock (however, if this Proposal 2 is approved by the stockholders, this limit will be increased to 60,000,000 shares of common stock), plus the number of shares of common stock subject to awards under the 2002 Plans that have expired, were forfeited or were cancelled after the adoption of the 2012 Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares of common stock covered by an award granted under the 2012 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of shares available under the 2012 Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the 2012 Plan, any shares of common stock that were covered by that award will be available for issue or transfer.

If shares of common stock are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the 2012 Plan. Shares of common stock withheld by us to satisfy tax withholding obligations will count against the total number of shares available under the 2012 Plan. The number of shares of common stock covered by a SAR that is exercised and settled in shares of common stock, and whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the 2012 Plan. In the event that we repurchase shares with stock option proceeds, those shares will not be added to the total number of shares available under the 2012 Plan. If, under the 2012 Plan, a participant has elected to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate 2012 Plan limit described above.

The 2012 Plan also provides the following other limits:

●

the aggregate number of shares of common stock actually issued or transferred upon the exercise ISOs will not exceed 30,000,000 shares of common stock (however, if this Proposal 2 is approved by the stockholders, this limit will be increased to 60,000,000 shares of common stock);

●

the aggregate number of shares of common stock issued as restricted stock, RSUs, performance shares, performance units and other awards under the 2012 Plan (after taking into account any forfeitures and cancellations) will not exceed 10,000,000 shares of common stock;

●	no participant will be granted stock options or SARs, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year;

●

no participant will be granted stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year; and

●

no participant in any calendar year will receive an award of performance units that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, or other awards payable in cash, having an aggregate maximum value in excess of $2,000,000.

Eligibility. Our officers, employees and consultants (currently estimated to be 25 persons), non-employee directors (currently 4 persons), and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, may be selected by the Compensation Committee to receive benefits under the 2012 Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the 2012 Plan. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options. We may grant stock options that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. The option price is payable

●	in cash, check or wire transfer at the time of exercise;

●	by the transfer to us of shares of common stock owned by the participant having a value at the time of exercise equal to the option price;

●	by delivery (through a process approved by the board or Committee) of an irrevocable direction to a securities broker to sell common stock and to deliver all or part of the sale proceeds to us;

●	by a combination of such payment methods; or

●	by such other method as may be approved by the Compensation Committee.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the shares of common stock to which the exercise relates.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Plan, as the Compensation Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant or in the event of a change of control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination of the two, and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Plan, as the Compensation Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that may not be less than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2012 Plan may be exercised more than 10 years from the date of grant.

Each grant may specify a period of continuous service with us or any subsidiary that is necessary before the SARs or any installments thereof become exercisable. A grant of SARs may provide for the earlier vesting of such SARs in the event of the retirement, death or disability of the participant or the occurrence of a change of control. Any grant of SARs may also specify management objectives that must be achieved as a condition to exercise such rights.

Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee at the date of grant. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the participant or the occurrence of a change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Plan, as the Compensation Committee may approve. Any grant or sale of restricted stock must require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions and risk of forfeiture as the underlying award.

RSUs. A grant of RSUs constitutes an agreement by us to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the shares of common stock deliverable upon payment of the RSUs and will have no right to vote the shares of common stock. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on a deferred basis, either in cash or in additional shares of common stock, provided that any such dividend equivalents distributed with respect to RSUs that are subject to management objectives shall be subject to the same restrictions and risk of forfeiture that apply to the RSUs with respect to which such dividend equivalents were distributed.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2012 Plan, as the Compensation Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in shares of common stock or cash, or a combination of the two.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. The Compensation Committee may provide in any grant or sale of RSUs for the earlier lapse or other modification of the restriction period in the event of the retirement, death or disability of the participant, or the occurrence of a change of control.

Performance Shares and Performance Units. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Compensation Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period of not less than one year (the “Performance Period”), which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability of the participant or the occurrence of a change of control.

Each grant of performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Compensation Committee must determine that the applicable management objectives have been satisfied before the payment of the award.

To the extent earned, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock or any combination thereof. The Compensation Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Plan, as the Compensation Committee may approve. Each grant will specify the amount of performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

Awards to Non-Employee Directors. The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or other awards and may also authorize the grant or sale of shares of common stock, restricted stock or RSUs to non-employee directors. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Compensation Committee. Each grant will specify, in the case of a stock option, an option price per share, and, in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the 2012 Plan to a non-employee director will expire not more than 10 years from the date of grant.

Other Awards. The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation,

●	convertible or exchangeable debt securities;

●	other rights convertible or exchangeable into shares of common stock;

●	purchase rights for shares of common stock;

●

awards with value and payment contingent upon our performance or the performance of specified subsidiaries, affiliates or other business units of ours or any other factors designated by the Compensation Committee; and

●	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of our specified subsidiaries or affiliates or other business units.

The Compensation Committee will determine the terms and conditions of the other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of common stock, other awards, notes or other property, as the Compensation Committee will determine. Cash awards, as an element of or supplement to any other award granted under the 2012 Plan, may also be granted as an other award.

The Compensation Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the 2012 Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Management Objectives. The 2012 Plan requires that the Compensation Committee establish “management objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, stock options, SARs, restricted stock, RSUs, dividend credits or other awards under the 2012 Plan may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Compensation Committee may grant awards subject to management objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to a “covered employee,” within the meaning of 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

●

profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before special items and/or subject to GAAP definition);

●

cash flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

●	returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

●	working capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

●	profit margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

●	liquidity measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

●

sales growth, gross margin growth, cost initiative and stock price metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

●

strategic initiative key deliverable metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits (as determined through the establishment of objective targets to be achieved), supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or level of achievement with respect to such award.

Administration. The Board has delegated administration of the 2012 Plan to the Compensation Committee. The Compensation Committee may from time to time delegate all or any part of its authority under the 2012 Plan to any subcommittee. To the extent of any such delegation, references in the 2012 Plan to the board will be deemed to be references to the Compensation Committee or such subcommittee, as applicable.

The interpretation and construction by the Compensation Committee of any provision of the 2012 Plan or of any agreement, notification or document evidencing the grant of stock options, SARs, restricted stock, RSUs, performance shares, performance units or other awards and any determination by the Compensation Committee pursuant to any provision of the 2012 Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

The Compensation Committee or, to the extent of any delegation, the subcommittee, may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable. The Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated, may employ one or more persons to render advice with respect to any responsibility the Compensation Committee, the subcommittee or such person may have under the 2012 Plan. The Compensation Committee may authorize one or more of our officers to do one or both of the following on the same basis as the Compensation Committee:

●	designate employees to receive awards under the 2012 Plan; and

●	determine the size of any such awards.

However, the Compensation Committee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% beneficial owner as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the Compensation Committee regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. Our Board may at any time and from time to time amend the 2012 Plan in whole or in part. However, if an amendment to the 2012 Plan

●	would materially increase the benefits accruing to participants under the 2012 Plan,

●	would materially increase the number of securities which may be issued under the 2012 Plan,

●	would materially modify the requirements for participation in the 2012 Plan, or

●	must otherwise be approved by the our stockholders in order to comply with applicable law or our applicable securities exchange,

then such amendment will be subject to stockholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Code and Section 162(m) of the Code, in the event of a change of control of our company, or in case of termination of the employment of a participant by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds

●	a stock option or SAR not immediately exercisable in full,

●	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,

●	any RSUs as to which the applicable restriction period has not been completed,

●	any performance shares or performance units which have not been fully earned,

●	any other awards subject to any vesting schedule or transfer restriction, or

●	shares of common stock subject to any transfer restriction imposed by the 2012 Plan,

the board or the Compensation Committee may, in its sole discretion, accelerate the time at which

●	such stock option or SAR or other award may be exercised,

●	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,

●	such restriction period will end, or

●	such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Compensation Committee may amend the terms of any awards granted under this 2012 Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available exemption. In such case, the Compensation Committee will not make any modification of the management objectives or the level or levels of achievement with respect to such award. Except in connection with certain corporate transactions described in the 2012 Plan, no amendment will impair the rights of any participant without his or her consent.

Our board of directors may, in its discretion, terminate the 2012 Plan at any time. Termination of the 2012 Plan will not affect the rights of participants or their successors under any outstanding awards not exercised in full on the date of termination.

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the 2012 Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without stockholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2012 Plan. This prohibition may not be amended without approval by our stockholders.

Transferability. Except as otherwise determined by the Compensation Committee, no stock option, SAR or other derivative security granted under the 2012 Plan will be transferable by the participant except by will or the laws of descent and distribution, and in no event may any such award granted under the 2012 Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The Compensation Committee may provide at the date of grant additional restrictions on transfer for certain shares of common stock earned under the 2012 Plan.

Adjustments. The board or the Compensation Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the 2012 Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of shares covered by such awards as the board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

●	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of our company;

●	any merger, consolidation, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

●	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change of control, the board, in its discretion, may provide in substitution for any or all outstanding awards under the 2012 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the board may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The board shall also make or provide for such adjustments in the total number of shares available under the 2012 Plan and any other share limits under the 2012 Plan as the board, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above.

Forfeiture and Claw-Back Provisions. Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, including in the event (1) a termination of service occurs prior to a specified date or within a specified time period following receipt or exercise of the award, (2) the participant engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, or (3) the participant is terminated for “cause” (as such term is defined in the sole discretion of the board, or as set forth in a written agreement relating to such award).

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, to the extent the participant violates any claw-back policy as may be implemented and/or maintained by our company from time-to-time, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and any applicable rules or regulations promulgated by the SEC or any national securities exchange.

Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2012 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. In no event shall the market value per share of the shares of common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Effective Date and Termination. The 2012 Plan was effective as of the date the it was approved by our stockholders (the “Effective Date”). No grant will be made under the 2012 Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2012 Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2012 Plan based on federal income tax laws in effect on January 1, 2012. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above (a disqualifying disposition), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to our Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2012 Plan because the grant and actual pay-out of awards under the 2012 Plan are discretionary.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AND URGES EACH STOCKHOLDER
TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR 2012 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

Our executive officers, directors, and all of our employees are allowed to participate in our equity incentive plans. We believe that providing them with the ability to participate in such plans provides them with a further incentive towards ensuring our success and accomplishing our corporate goals.

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights [a]	Weighted-average exercise price of outstanding options, warrants, and rights [b]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a]) [c]
Equity compensation plans approved by stockholders	15,734,500	$0.13	23,205,500
Equity compensation plans not approved by stockholders	-	-	-
Total	15,734,500	$0.13	23,205,500

The number of securities, and types of plans available for future issuances of stock options, as of December 31, 2013 was as follows:

Plan Name	Options and Warrants for Common Shares
	Authorized	Exercised	Outstanding	Available
2002 Equity Incentive Plan	10,000,000	1,060,000	2,607,000	6,333,000
2012 Equity Incentive Plan	30,000,000	-	13,127,500	16,872,500
Total Stock Options	40,000,000	1,060,000	15,734,500	23,205,500

During the six months ended June 30, 2014, we granted additional options to purchase 14,892,914 shares of common stock under the 2012 Plan. As of August 22, 2014, there are 2,319,586 shares of common stock available for future grants under the 2012 Plan.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Exchange Act. Our board of directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion contained in this proxy statement. Since the vote is advisory in nature, the results will not be binding on our board of directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our board of directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns.

Following our 2013 annual stockholder meeting, we considered the voting results on the non-binding stockholder vote on the frequency of holding future advisory votes on the compensation of our named executive officers. Based on all of the factors taken into consideration, we decided to hold an advisory vote on the compensation of our named executive officers every year. Accordingly, the next advisory vote (following our Annual Meeting) on the compensation of our named executive officers will occur next year at our annual stockholder meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AND URGES EACH STOCKHOLDER TO VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon recommendation of the Audit Committee, has appointed SingerLewak LLP (“Singer”) as our independent registered public accounting firm, to audit the accounts of our company and our subsidiaries for the fiscal year ending December 31, 2014. Singer performed the audit of our consolidated financial statements for the year ended December 31, 2013. We have been advised by Singer that no member of that firm, to the best of its knowledge and belief, has any direct or any material indirect financial interest in our company or our subsidiaries, and that, during the past three fiscal years, no member of the firm has had any connection with our company or our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Although we do not expect a representative of Singer to attend our Annual Meeting, if a Singer representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Singer as our independent registered public accounting firm for the year ending December 31, 2014, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Singer as our independent registered public accounting firm for the year ending December 31, 2014. Notwithstanding ratification of the appointment of Singer as our independent registered public accounting firm for the year ending December 31, 2014, the Audit Committee may select another independent registered public accounting firm for such year without any vote of the stockholders. If the stockholders do not ratify the appointment, the matter of the appointment of the independent registered public accounting firm will be considered by our board of directors and the Audit Committee, but our board of directors and the Audit Committee may choose to retain Singer regardless of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AND URGES EACH STOCKHOLDER TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Fees for 2013 and 2012:

The following table summarizes the aggregate fees billed to us by Singer for professional services during the years ended December 31, 2013 and December 31, 2012:

Fees	2013	2012
Audit Fees (1)	$146,351	$198,480
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

(1) Audit Fees.

Fees for audit services billed in 2013 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2012 and 2013; and
•	Review of the Company’s quarterly financial statements for 2013.

Fees for audit services billed in 2012 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2011 and 2012; and
•	Review of the Company’s quarterly financial statements for 2012.

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent public accountants on a case-by-case basis. Our Audit Committee approved 100% of the services performed by Singer in 2013 and 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions described above, the Audit Committee recommended to our board of directors in March 2014 that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Scott Gillis, Chairman

Rich Sevcik

Bob Howard-Anderson

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 22, 2014 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 464,362,819 shares of our common stock were issued and outstanding as of August 22, 2014. Unless otherwise indicated, the address of all directors and named executive officers is 30452 Esperanza, Rancho Santa Margarita, California 92688.

	Common Stock
Name of Beneficial Owner	Number of Shares(1)		Percent of Class(1)

Directors and Named Executive Officers
Abdi Mahamedi	21,508,270	(2)	4.6%
Thomas Steipp	7,765,392	(3)	1.7%
Ricardo Salas	10,862,280	(4)	2.3%
Scott Gillis	7,000	(5)	*
Bob Howard-Anderson	89,999	(6)	*
Rich Sevcik	71,999	(7)	*
Bruce Bromage	212,888	(8)	*
Tony Chung	2,390,851	(9)	*
All directors and executive officers as a group (8 persons)	42,908,679		8.9%

5% Shareholders
Furniture Rowe, LLC	54,576,542	(10)	11.3%
5641 N Broadway
Denver, CO 80216

*Less than one percent

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of August 22, 2014. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of August 22, 2014, or securities convertible into common stock within 60 days of August 22, 2014 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 464,362,819 shares of common stock outstanding as of August 22, 2014.

(2)	Includes:

(a)

13,858,908 shares of common stock and 5,037,780 shares issuable pursuant to currently exercisable warrants held of record by Carlyle Holdings, LLC. Mr. Mahamedi has the power to direct the voting and disposition of such shares as the president and sole shareholder of Carlyle Development Group, Inc., which is a managing member of Carlyle Holdings, LLC;

(b)	759,428 shares of common stock and 1,756,155 shares issuable pursuant to currently exercisable warrants held of record by Mr. Mahamedi; and

(c)

95,999 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of August 22, 2014. Does not include 334,001 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(3)	Includes:

(a)

4,700,688 shares of common stock, 1,200,000 shares of restricted stock awards which vest on August 3, 2015, and 510,205 shares issuable pursuant to currently exercisable warrants held of record by Mr. Steipp; and

(b)

1,354,499 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of August 22, 2014. Does not include 6,722,501 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(4)	Includes:

(a)

3,501,130 shares issuable pursuant to currently exercisable warrants held of record by Silver Lake Group, LLC. Mr. Salas has the power to direct the voting and disposition of such shares as the sole shareholder of Silver Lake Group, LLC;

(b)	5,097,611 shares of common stock and 2,230,206 shares issuable pursuant to currently exercisable warrants held of record by Mr. Salas; and

(c)

33,333 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of August 22, 2014. Does not include 1,966,667 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(5)	Does not include 453,414 shares that are issuable pursuant to outstanding stock options, held of record by Mr. Gillis, that are not exercisable currently or within 60 days of August 22, 2014.

(6)

Includes 89,999 shares issuable pursuant to outstanding stock options, held of record by Mr. Howard-Anderson, which are exercisable currently or within 60 days of August 22, 2014. Does not include 320,001 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(7)

Includes 71,999 shares issuable pursuant to outstanding stock options, held of record by Mr. Sevcik, which are exercisable currently or within 60 days of August 22, 2014. Does not include 338,001 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(8)

Includes 198,858 shares issuable pursuant to outstanding stock options, held of record by Mr. Bromage, which are exercisable currently or within 60 days of August 22, 2014. Does not include 2,840,834 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.

(9)	Includes:

(a)	1,955,549 shares of common stock and 255,103 shares issuable pursuant to currently exercisable warrants held of record by Mr. Chung; and

(b)

180,199 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of August 22, 2014. Does not include 1,677,501 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 22, 2014.;

(10)	Includes:

(a)	6,870,307 shares of common stock that are held of record by Norden LLC. Furniture Rowe, LLC has the power to direct the voting and disposition of such shares as the sole shareholder of Norden LLC; and

(b)

29,000,000 shares of restricted common stock and 18,706,235 shares issuable pursuant to currently exercisable warrants that are held of record by Visser Precision Cast, LLC. Furniture Rowe, LLC has the power to direct the voting and disposition of such shares as the sole shareholder of Visser Precision Cast, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2013, the following officers, directors, and greater than 10% stockholders failed to timely file the following reports disclosing the following number of transactions: Thomas Steipp, one Form 4 reporting one transaction; Bob Howard-Anderson, one Form 4 reporting one transaction; Mark Hansen, one Form 4 reporting one transaction; Ricardo Salas, one Form 4 reporting one transaction; Tony Chung, one Form 4 reporting one transaction; Abdi Mahamedi, two Form 4s, one reporting one transaction and one reporting four transactions; and Jack Chitayat, one Form 4 reporting two transactions. All other reports required to be filed by our officers, directors, and greater than 10% stockholders during the fiscal year ended December 31, 2013 under Section 16(a) of the Exchange Act were timely filed. We have relied solely upon the written representations of our officers, directors, and greater than 10% stockholders and copies of the reports they have filed with the SEC in providing this information.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified under “PROPOSAL 1—ELECTION OF DIRECTORS.”

Name	Age	Position
Tony Chung	44	Chief Financial Officer
Bruce Bromage	59	Executive Vice-President of Business Development and Operations

Tony Chung was elected by our board of directors to serve as our Chief Financial Officer in December 2008. Most recently, Mr. Chung served as Chief Financial Officer at BETEK Corporation, a real estate and investment subsidiary of SK Engineering and Construction, from February 2008 to December 2008 and as Chief Financial Officer of Solarcity, a company providing advanced solar technology and installation services, from March 2007 to January 2008. Mr. Chung’s primary role was to manage the overall financial operations of both companies. Previously, Mr. Chung was employed by us as our Vice President of Finance from May 2004 to February 2007. Mr. Chung is a Certified Public Accountant and served eight years at KPMG as an Audit and Consulting Manager for several large multinational companies. He received his B.S. degree in Business Administration from University of California Berkeley’s Haas School of Business in 1992. Mr. Chung is also an Attorney at Law and received his J. D. degree from Pacific Coast University School of Law in 2006.

Bruce Bromage was elected by our board of directors to serve as Executive Vice President of Business Development and Operations in November 2012 after serving as a Strategic Marketing and Operations consultant with the Company since June 2012. From April 2002 to August 2010, Dr. Bromage served as Executive Vice President and General Manager of Symmetricom, a publicly traded provider of products for communications infrastructure and systems and was an officer of the company. Responsibilities during his eight years with the company included Corporate Strategy, M&A Integration, Information Technology, and General Management of the Timing, Test and Measurement Division and the Technology Realization Center. Prior to Symmetricom, Dr. Bromage held senior executive positions with two high-technology startups and managed Strategic Business Development with Hewlett Packard. Dr. Bromage received his Ph.D. in Cognitive Psychology from the University of California, Santa Barbara in 1981 and has completed executive programs with the Stanford Graduate School of Business. Our board of directors believes that Dr. Bromage’s experience and background make him a qualified and valuable member of our executive management team. In particular, his prior experience in start-up companies, developing new technologies and business models and his extensive knowledge in acquisitions and negotiations make him a valuable resource for our company.

EXECUTIVE COMPENSATION

Executive Benefits and Perquisites

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the company during the year ended December 31, 2013: (i) Thomas Steipp, our President and Chief Executive Officer; (ii) Tony Chung, our Chief Financial Officer; (iii) Rick Salas, our Executive Vice-President; and (4) Bruce Bromage, our Executive Vice President of Business Development and Operations. These persons are also referred to herein as our “named executive officers.” The identification of such named executive officers is determined based on the individual’s total compensation for the year ended December 31, 2013, as reported below in the Summary Compensation Table.

Summary Compensation Table

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2013 and 2012; (ii) the aggregate grant date fair value of stock and option awards granted during 2013 and 2012, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (R); (iii) the dollar value of earnings for services pursuant to awards granted during 2013 and 2012 under non-equity incentive plans; (iv) non-qualified deferred compensation earnings during 2013 and 2012; (v) all other compensation for 2013 and 2012; and, finally, (vi) the dollar value of total compensation for 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)		Total
Thomas Steipp,	2013	$300,000	$137,015	-	$303,592	(2)	$740,607
President and Chief Executive Officer	2012	$300,000	-	-	-		$300,000
Tony Chung,	2013	$185,000	$50,154	-	$72,956	(3)	$308,110
Chief Financial Officer	2012	$162,000	-	-	-		$162,000
Ricardo Salas,	2013	$240,000	$63,206	-	$74,712	(4)	$377,918
Executive Vice President	2012	$240,000	-	-	-		$240,000
Bruce Bromage,	2013	$240,000	$63,206	-	$127,347	(5)	$430,553
Executive Vice President- Business Development and Operations	2012	$36,000	-	-	-		$36,000

(1)

Please see Note 14 in the footnotes to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a discussion of the assumptions used in calculating the value of the option awards.

(2)	Options to purchase 4,063,500 shares of our common stock were awarded to Mr. Steipp on February 6, 2013.
(3)	Options to purchase 976,500 shares of our common stock were awarded to Mr. Chung on February 6, 2013.
(4)	Options to purchase 1,000,000 shares of our common stock were awarded to Mr. Salas on February 6, 2013.
(5)	Options to purchase 1,704,500 shares of our common stock were awarded to Mr. Bromage on February 6, 2013.

For a description of the material terms of employment agreements with our named executive officers, see “Employment Agreements” below.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Thomas Steipp	-	4,063,500	(1)	-	$0.08	2/6/2023	-	-	-	-
	-	-		-	$-	-	2,400,000	$408,000	-	-
Tony Chung	-	976,500	(1)	-	$0.08	2/6/2023	-	-	-	-
	200,000	-		-	$0.086	12/1/2018	-	-	-	-
	150,000	100,000	(2)	-	$0.124	7/12/2020	-	-	-	-
Ricardo Salas	-	1,000,000	(1)	-	$0.08	2/6/2013	-	-	-	-
	-	600,000	(2)	-	$0.124	7/12/2020	-	-	-	-
Bruce Bromage	-	1,704,500	(1)	-	$0.08	2/6/2023	-	-	-	-

(1)	The shares underlying these grants vest 20% following the first anniversary of the grant date of February 6, 2013, and on a monthly basis following such date for the remaining four years thereof.
(2)	The shares underlying these grants vest 20% per year starting with the first anniversary following grant date of July 12, 2010 and the following four anniversaries thereof.

Employment Agreements

On August 3, 2010, we entered into an employment agreement with Thomas Steipp, our Chief Executive Officer. Under his employment agreement, Mr. Steipp receives a base salary of $300,000, which may be adjusted upward in the sole discretion of our board of directors on an annual basis. In addition, Mr. Steipp is entitled to such bonuses or additional compensation as may be granted by our board of directors or the Chairman of our board of directors, in their sole discretion. The employment agreement provides that we can terminate Mr. Steipp’s employment at any time and for any reason, provided that if his employment is terminated without “Cause” (as specifically defined in the agreement), then he will continue to be entitled to his base salary and health and welfare benefits for a period of twelve months after termination. In the event that Mr. Steipp terminates his own employment within thirty days after a change in control of the company, we will be obligated to pay him a lump-sum severance payment equal to his base salary for the remainder of the five-year term. The employment agreement provides that Mr. Steipp will not be entitled to any severance compensation if he voluntarily leaves the employment of the company or is terminated for “Cause.” In addition, Mr. Steipp was also granted an aggregate of 6,000,000 restricted shares of our common stock, which will vest in increments of 1,200,000 shares on each anniversary of his employment with us. In the event that Mr. Steipp ceases to be employed by us prior to the fifth anniversary of his employment as a result of (i) death, (ii) termination by us without “Cause,” or (iii) termination by Mr. Steipp within thirty days of a change in control of our company, any unvested shares will immediately vest. In the event that Mr. Steipp ceases to be employed by us prior to the fifth anniversary of his employment for any other reason, he will forfeit any unvested shares.

Mr. Steipp, the our Chief Executive Officer, sold an aggregate of 400,000 shares of our common stock on August 5, 2013 pursuant to a trading plan that Mr. Steipp previously adopted under SEC Rule 10b5-1 under the Exchange Act of 1934. Mr. Steipp adopted the trading plan on March 22, 2013 for the purpose of providing him with funds to satisfy certain tax liabilities as a result of the vesting on August 3, 2013 of 1,200,000 shares of restricted common stock held by Mr. Steipp. The restricted shares were granted to Mr. Steipp in 2010 under a previously disclosed Restricted Stock Award Agreement, dated August 3, 2010, between Mr. Steipp and our company. On March 27, 2014, Mr. Steipp adopted a new 10b5-1 trading plan that will allow for future sales of 500,000 shares of our common stock on both August 4, 2014 and August 4, 2015.

Change of Control Agreements

In September 2013, we entered into Change of Control Agreements with Ricardo A. Salas, our Executive Vice President, Tony Chung, our Chief Financial Officer, and certain other executive officers who are not our named executive officers for SEC reporting purposes. The Change of Control Agreements provide that if the executive officer’s employment with us is terminated without cause during the one-year period after a change of control of Liquidmetal Technologies, then the terminated officer will receive lump sum severance compensation in an amount equal to twelve months of his then-current base salary. Under the agreements, each of the executive officers will also be entitled to the above-described severance compensation in the event he terminates his own employment within one year after a change of control because of a salary decrease or assignment to a lower-level position. In addition, upon termination, all unvested stock options related to these officers will automatically and immediately vest and shall thereafter be exercisable in accordance with the terms and provisions of the applicable award agreements.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by up to the statutorily prescribed annual limit, whichever is lower, and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan permits us, in our sole discretion, to make additional employer contributions to the 401(k) plan. However, we do not currently make employer contributions to the 401(k) plan and may not do so in the future. As such, contributions by employees or by us to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, at the time they are made.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of our non-employee directors serving during the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Gillis	$38,000	(1)	-	$-		-	-	-	$38,000
Mark Hansen (6)	$36,250		-	$20,172	(2)	-	-	-	$56,422
Abdi Mahamedi	$28,000		-	$20,172	(3)	-	-	-	$48,172
Bob Howard-Anderson	$26,250		-	$20,172	(4)	-	-	-	$46,422
Richard Sevcik	$25,000		-	$20,156	(5)	-	-	-	$45,156

(1)	Mr. Gillis’ 2013 fee was not paid in 2013, but was paid in 2014.
(2)	Mr. Hansen held options to purchase 340,000 shares of our common stock as of December 31, 2013.
(3)	Mr. Mahamedi held options to purchase 290,000 shares of our common stock as of December 31, 2013.
(4)	Mr. Howard-Anderson held options to purchase 270,000 shares of our common stock as of December 31, 2013.
(5)	Mr. Sevcik held options to purchase 270,000 shares of our common stock as of December 31, 2013.
(6)	Mr. Hansen resigned from our board on February 5, 2014.

Our non-employee directors receive certain compensation for their services and are reimbursed for expenses incurred in attending board and committee meetings, as determined by the board of directors.

We have a 2012 Equity Incentive Plan pursuant to which our non-employee directors are entitled to receive stock options. All options granted under the plan have an exercise price equal to the fair market value of our common stock on the date of the grant. These stock options have a 10-year term, are exercisable pursuant to a 5-year vesting schedule, and remain exercisable for certain periods of time after a person is no longer a director.

No director who is an employee will receive separate compensation for services rendered as a director. However, our employee directors are eligible to participate in our 2012 Equity Incentive Plan in their capacities as employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On October 14, 2010, we signed an agreement with Innovative Materials Group, LLC (“IMG”), a California limited liability company, which is majority owned by John Kang, our former chief executive officer and chairman. Under the agreement, we received a deposit of $520 thousand from IMG to purchase on behalf of IMG, machinery and equipment located in China. The transaction was based on the potential negotiation and completion of a non-exclusive license agreement with IMG under which the machinery and equipment would be transferred to IMG either directly or through the transfer of ownership of our former Chinese subsidiary, Advanced Metals Materials (“AMM”), that owned the equipment.

On August 5, 2011, we signed a Stock Purchase Agreement (the “Stock Purchase Agreement”) with IMG to sell all of the stock of AMM for $720 thousand (the “Purchase Price”). IMG applied to the payment of the Purchase Price the $520 thousand deposit previously paid to us, and the $200 thousand balance of the Purchase Price was paid in the form of a Promissory Note due August 5, 2012, bearing an interest rate of 8% per annum. In conjunction with the Stock Purchase Agreement, we also entered into a license agreement with IMG (“IMG License Agreement”) to license certain patents and technical information for the limited purpose of manufacturing certain licensed products with our existing first generation, die cast machines. The IMG License Agreement grants a non-exclusive license to certain product categories, as well as an exclusive license to specific types of consumer eyewear products, and obligates IMG to pay to us a running royalty based on its sales of Licensed Products. The license will expire on August 5, 2021. We recognized $8 thousand and $26 thousand in royalty revenues from IMG during the years ended December 31, 2013 and December 31, 2012, respectively. Additionally, we recognized $4 thousand in royalty revenues from IMG during the six months ended June 30, 2014.

On December 31, 2012, we signed an amendment to the IMG License Agreement whereby the $200 thousand Promissory Note from IMG along with accrued interest of $21 thousand was forgiven in exchange for the return of the eyewear license to us. We accounted for this transaction as an exchange of non-monetary assets and re-classed the $221 thousand to eyewear license fee. While we continue to maintain an active interest in leveraging the eyewear license for prospective opportunities in the eyewear industry from both a products and licensing perspective, we determined that there was insufficient historical market data on the potential license applications presently available to provide a reasonable basis to fair value the license and its period of useful life. Therefore, we recognized a $221 thousand impairment loss for accounting purposes as of December 31, 2012.

During the years ended December 31, 2013 and 2012, we incurred $0 and $2 thousand in legal fees, respectively, to defend Mr. Kang, as the former Representative Director of our Korean subsidiary, against allegations relating to our former Korean subsidiary’s involvement in customs reporting violations in South Korea that allegedly occurred in 2007 and 2008. We agreed to reimburse Mr. Kang’s legal fees incurred on this issue through December 31, 2012. No such fees were incurred during the six months ended June 30, 2014.

On February 1, 2012, Mr. Tony Chung, our Chief Financial Officer, converted his 10,000 shares of our Series A-1 Preferred Stock into a total of 565,344 shares of our common stock, including dividends received in the form of common stock.

In February 2013, Mr. Abdi Mahamedi, our Chairman, converted his 58,600 shares of our Series A-1 Preferred Stock and 260,710 shares of our Series A-2 Preferred Stock into a total of 10,387,883 shares of our common stock, including dividends received in the form of common stock.

Mr. Thomas Steipp, our Chief Executive Officer, sold an aggregate of 400,000 shares of our common stock on August 5, 2013 pursuant to a trading plan that Mr. Steipp previously adopted under SEC Rule 10b5-1 under the Exchange Act. Mr. Steipp adopted the trading plan on March 22, 2013 for the purpose of providing him with funds to satisfy certain tax liabilities as a result of the vesting on August 3, 2013 of 1,200,000 shares of restricted common stock held by Mr. Steipp. The restricted shares were granted to Mr. Steipp in 2010 under a previously disclosed Restricted Stock Award Agreement, dated August 3, 2010, between Mr. Steipp and us. The trading plan also provides for the future sale of 400,000 shares of our common stock scheduled for August 4, 2014.

In September 2013, we entered into Change of Control Agreements with Ricardo A. Salas, our Executive Vice President, Tony Chung, our Chief Financial Officer, and certain other executive officers who are not our named executive officers for SEC reporting purposes. The Change of Control Agreements provide that if the executive officer’s employment with us is terminated without cause during the one-year period after a change of control of Liquidmetal Technologies, then the terminated officer will receive lump sum severance compensation in an amount equal to twelve months of his then-current base salary. Under the agreements, each of the executive officers will also be entitled to the above-described severance compensation in the event he terminates his own employment within one year after a change of control because of a salary decrease or assignment to a lower-level position. In addition, upon termination, all unvested stock options related to these officers will automatically and immediately vest and shall thereafter be exercisable in accordance with the terms and provisions of the applicable award agreements.

We have an exclusive license agreement with LLPG, Inc. (“LLPG”), a corporation owned principally by Jack Chitayat, a former director. Under the terms of the agreement, LLPG has the right to commercialize Liquidmetal alloys, particularly precious-metal based compositions, in jewelry and high-end luxury product markets. We, in turn, will receive royalty payments over the life of the contract on all Liquidmetal products produced and sold by LLPG. The exclusive license agreement with LLPG expires on December 31, 2021. There were no revenues recognized from product sales and licensing fees from LLPG during 2013 and 2012, nor were there any during the six months ended June 30, 2014.

On February 27, 2013, Mr. Chitayat converted his 28,928 shares of our Series A-1 Preferred Stock and 109,528 shares of our Series A-2 Preferred Stock into a total of 4,626,840 shares of our common stock, including dividends received in the form of common stock.

On June 1, 2012, we entered into a Master Transaction Agreement with Visser Precision Cast, LLC (“Visser”) relating to a strategic transaction for manufacturing services and financing. In November 2013, we entered into arbitration proceedings with Visser to resolve disputes associated with this agreement. As part of the May 2014 settlement of these proceedings, we granted to Visser (under an amended and restated sublicense agreement) a fully paid-up, royalty-free, irrevocable, perpetual, worldwide, non-transferable, nonexclusive sublicense to all of our intellectual property developed on or prior to May 20, 2014, for all fields of use other than certain excluded fields (as set forth in the amended and restated sublicense agreement). Visser does not have any rights, now or in the future, to our intellectual property developed after the effective date of the agreement (May 20, 2014). The license to our intellectual property does not include the right to use the “Liquidmetal” trademark or any of our other trademarks, except in certain defined situations, as set forth in the amended and restated sublicense agreement. Visser beneficially owns more than 5% of our outstanding common stock.

We believe that each of the foregoing transactions was consummated on terms at least as favorable to us as we would have expected to negotiate with unrelated third parties.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by the Audit Committee of our board of directors. The Audit Committee of our board of directors has not adopted specific procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case by case basis. Our policy is to require that all compensation-related matters be recommended for board approval by the Compensation Committee of our board of directors. During the last fiscal year and through the date of this proxy statement, no transactions with a related party occurred that required a waiver of this policy and no transactions with a related party occurred in which we did not follow this policy.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2015 annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, your proposal must be received by us by May 6, 2015, and must otherwise comply with Rule 14a-8. However, if the date of the 2015 annual meeting has been changed by more than 30 days from the date of the 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. While our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act and the rules promulgated thereunder, including Rule 14a-8.

Proposals pursuant to our Bylaws.  With respect to stockholder proposals for our 2015 annual meeting, our bylaws provide certain requirements for advance notification by stockholders. In order to be timely, a stockholder’s written notice must be delivered to or mailed and received by our Secretary at 30452 Esperanza, Rancho Santa Margarita, California 92688 not less than 120 days prior to the date of the meeting. Any such notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

Householding of Proxy Materials

Pursuant to, and in accordance with, the rules of the SEC, where allowed, we are delivering only one copy of this proxy statement and our annual report or one copy of the Notice of Internet Availability of Proxy Materials (as applicable) to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and our annual report or our Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy was delivered. If you are a stockholder residing at a shared address and would like to request an additional copy of this proxy statement or our annual report or our Notice of Internet Availability of Proxy Materials now or with respect to future mailings (or to request to receive only one copy of this proxy statement and our annual report or our Notice of Internet Availability of Proxy Materials if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California 92688; telephone number (949) 635-2120.

Additional Matters at Annual Meeting

If any other matters properly come before the annual meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them. The board of directors is not aware of any such other matters that may come before the Annual Meeting.

By Order of the Board of Directors,

/s/ Thomas Steipp

Thomas Steipp

President and Chief Executive Officer

September 3, 2014

Appendix A

AMENDMENT TO
LIQUIDMETAL TECHNOLOGIES, INC.

2012 EQUITY INCENTIVE PLAN

THIS AMENDMENT TO LIQUIDMETAL TECHNOLOGIES, INC. 2012 EQUITY INCENTIVE PLAN (this “Amendment”) is made and adopted as of _____________, 2014 by Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Liquidmetal Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 19(a) of the Plan, the Plan may be amended by the Board at any time and from time to time, provided that approval by the stockholders of the Company is required for any amendment to the Plan that would materially increase the number of securities which may be issued under the Plan; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1.     Section 3(a)(i) of the Plan is hereby amended by deleting the number “30,000,000” in the first sentence of that Section and substituting the number “60,000,000” in lieu thereof.

2.     Section 3(b)(i) of the Plan is hereby amended by deleting the number “30,000,000” in that Section and substituting the number “60,000,000” in lieu thereof.

3.     This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.     Except as set forth herein, the Plan shall remain in full force and effect.

* * *

LIQUIDMETAL

LIQUIDMETAL TECHNOLOGIES, INC.
ATTN: OTIS BUCHANAN
30452 ESPERANZA
RANCHO SANTA MARGARITA, CA 92688

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LIQUIDMETAL TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR all of the following Nominees for Director:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas Steipp
02) Scott Gillis
03) Abdi Mahamedi
04) Ricardo Salas
05) Bob Howard-Anderson
06) Richard Sevcik

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

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LIQUIDMETAL TECHNOLOGIES, INC.

LIQUIDMETAL®

LIQUIDMETAL TECHNOLOGIES, INC.
ATTN: OTIS BUCHANAN
30452 ESPERANZA
RANCHO SANTA MARGARITA, CA 92688

Meeting Information

Meeting Type: Annual Meeting
For holders as of: August 29, 2014
Date: October 16, 2014 **Time:** 9:00 AM PDT
Location: Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, CA 92688

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— How To Vote —

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Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR all of the following Nominees for Director:

1. Election of Directors

Nominees:

01) Thomas Steipp
02) Scott Gillis
03) Abdi Mahamedi
04) Ricardo Salas
05) Bob Howard-Anderson
06) Richard Sevcik

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

3. Advisory approval of the compensation of our named executive officers;

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